As filed with the Securities and Exchange Commission on October 22, 2010
Registration No. 333-169066

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TUNDRA GOLD CORP.
(Exact name of Registrant as specified in its charter)

Nevada	1040	27-2019656
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Tundra Gold Corp.
200 S Virginia Street
Reno, Nevada 89501
Telephone: (775) 398-3012
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Gurpartap Singh Basrai
Tundra Gold Corp.
200 S Virginia Street
Reno, Nevada, 89501
Telephone: (775) 398-3012
Facsimile: (775) 686-2401
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all correspondence to:

David Lubin, Esq. David Lubin & Associates, PLLC 5 North Village Avenue Rockville Centre, New York 11570 Telephone: (516) 887-8200 Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	□	Accelerated filer	□

Non-accelerated filer	□	Smaller reporting company	x

Calculation of Registration Fee
Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 per share(1)	4,740,000	$0.10(2)	$474,000	$33.80 (3)
Total	4,740,000	$0.102)	$474,000	$33.80

(1)	Represents common shares currently outstanding to be sold by the selling security holders.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to the selling security holders in private placement transactions. The selling shareholders may sell shares of our common stock at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.10 has been determined as the selling price based upon the original purchase price paid by the selling security holders of $0.01 per share for 3,500,000 common shares and $0.05 per share for 1,240,000 common shares plus an increase based on the fact the shares will be liquid and registered.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(3)      Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______ __, 2010

TUNDRA GOLD CORP.

4,740,000 Shares of Common Stock

This prospectus relates to the resale of 4,740,000 shares of common stock, par value $0.0001, of Tundra Gold Corp., which are issued and outstanding and held by persons who are stockholders of Tundra Gold Corp.

Our common stock is presently not traded on any market or securities exchange. The shares of our common stock can be sold by selling security holders at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.10 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.01 per share for 3,500,000 of the shares and $0.05 per share for 1,240,000 of the shares, plus an increase based on the fact the shares will be liquid and registered. As a result of our business activities, the subscription price paid by investors in the second private placement was higher than in the first.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is __________, 2010

v

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our,” “us,” or “Tundra” refer to Tundra Gold Corp., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background
Tundra Gold Corp. was incorporated under the laws of the State of Nevada on September 16, 2009 under the name Titan Gold Corp. On February 25, 2010, the Company amended its articles of incorporation to change its name from Titan Gold Corp to Tundra Gold Corp.  Tundra is an exploration-stage company as defined by the U.S. Securities and Exchange Commission (“SEC”) and we are in the business of exploring and if warranted, advancing certain unpatented mineral properties to the discovery point where we believe maximum shareholder returns can be realized. Our primary focus is in the gold sector and our only mineral property at this time consists of 5 unpatented claims located in Marietta, Mineral County, Nevada (the “Marietta”).

Strategy
Our primary focus in the natural resource sector is gold.  Though it is possible to take a resource property that hosts a viable ore deposit into mining production, the costs and time frame for doing so are considerable, and the subsequent return on investment for our shareholders would be very long term indeed. We therefore anticipate optioning or selling any ore bodies that we may discover to a major mining company.

Acquisition of Interest
On May 18, 2010 the Company executed a property lease agreement with MinQuest, Inc. (“MinQuest”) whereby the Company leased certain unpatented mineral claims from MinQuest collectively referred to as the Marietta (the “Marietta”).   The lease agreement is for a period of 20 years with annual lease payments of $5,000 due on May 15 of each year.  There are no minimum annual exploration expenditures required under the agreement.

Description and location of the Marietta	The Marietta is located in Mineral County, Nevada, 120 km north of Tonopah and currently consists of 5 unpatented claims.

Exploration History of the Marietta
Exploration history includes some small unrecorded production from the property that likely occurred between the early 1900’s and 1940’s.  Modern exploration was confined to work conducted by American Gold Resources (AGR) from 1989 to 1992.  AGR completed a total of 59 drill holes testing the above referenced resource area.  Of this amount, 33 holes were drilled on 50 feet centers while the remaining holes were drilled on 200 feet centers.  Drilling to a depth of 350 feet has defined a mineralized zone that is mostly hosted within a graben of calcareous sandstone with quartz veins.  Further work is needed to determine the strike and extent and depth of the mineralization.

Geology of the Marietta
The Marietta is located within the Walker Lane trend.  The Walker Lane is a linear north-northwest trending depression extending some 800 km (500 miles) north from the Garlock Fault-Las Vegas area to south-central Oregon. Within it are Walker, Goose, and Pyramid Lakes. This trough is part of the Walker Lane Fault Zone, a major tectonic system that includes Owens and Death Valleys and several prominent faults, and is the site of many contemporary earthquakes. Located at the juncture of two contrasting tectonic styles, the Sierra Nevada and the Basin and Range, the Walker Lane region is deforming in a complex way by both extensional and transcurrent (sliding) fault movements.

The Walker Lane shear zone straddles the border between Nevada and California and has a long history of exploration and mining, dating back to the discovery of the famous Comstock Lode in the late 1850s. The Walker Lane is notable for its numerous occurrences of volcanic-hosted epithermal gold and silver deposits.  The project area covers sheared and brecciated silciclastic rocks of the Triassic Excelsior Formation intruded by a porphyryitic quartz-monzonite of Laramide age.  The mineralized zone is mostly hosted within a graben of calcareous sandstone with quartz veins.

Current State of Exploration
The Marietta claims presently do not have any mineral resources or reserves. There is no mining plant or equipment located within the property boundaries. Currently, there is no power supply to the mineral claims.

Geological Exploration Program
The Company is in the process of compiling all historic drilling and sampling results.  These results will be evaluated to determine if one or more precious metals may exist within the property boundaries.  Our planned program includes compilation of all activities to the present with the goal of producing an outline of mineralized areas that will guide further exploration drilling.  However, this program is exploratory in nature and no minable reserves may ever be found.

Intellectual Property Rights	We do not have any intellectual property rights.

Competition
The mineral exploration industry is intensely competitive, highly fragmented and subject to rapid change.  We may be unable to compete successfully with our existing competitors or with any new competitors.  We compete with many exploration companies which have significantly greater personnel, financial, managerial, and technical resources than we do.  This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

Government Regulations
Mineral resource exploration, production and related operations are subject to extensive rules and regulations of federal, state and local agencies.  We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws.  While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out exploration program.

Failure to comply with these rules and regulations can result in substantial penalties.  Our cost of doing business may be affected by the regulatory burden on the mineral industry. We believe that compliance with the laws will not adversely affect our business operations

Employees	We currently have no employees.

Property
The Company currently maintains its executive offices on a shared basis at 200 S. Virginia, 8th Floor, Reno, Nevada, 89501. We have a one year lease that commenced March 1, 2010 at a rate of $169 per month.

See “Acquisition of Interest” above.

The Offering
Securities offered:	4,740,000 shares of common stock

Offering price:
The selling security holders will be offering their shares of common stock at a price of $0.10 per share, which includes an increase from their purchase price based on the fact the shares will be liquid and registered.  This is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	24,740,000 shares of common stock.

Shares outstanding after offering:	24,740,000 shares of common stock.

Our sole executive officer and a director currently own 80.84% of our outstanding shares of common stock.  As a result, he has substantial control over all matters submitted to our stockholders for approval.

Market for the common shares:
There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to eligible for trading on the Over-The-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Summary of Risk Factors:
RISK FACTORS RELATING TO OUR COMPANY
We are an exploration stage company, have generated no revenues to date and have a limited operating history upon which we may be evaluated.

We expect losses in the future because we have no revenue to offset losses.
Our business model is unproven; our success is dependent on our ability to develop our mineral property.

We require additional funding and our operations could be curtailed if we are unable to obtain required additional funding when needed.

Our independent auditor has issued a going concern opinion after reviewing our financial statements; our ability to continue is dependent on our ability to raise additional capital and our operations could be curtailed if we are unable to obtain required additional funding when needed.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

The loss of our sole executive officer or the failure to hire qualified employees or consultants would damage our business.

Because our sole executive officer and directors serve as officers and directors and consultants to other companies engaged in mineral exploration, a potential conflict of interest could negatively impact our ability to acquire properties to explore and to run our business.

If we do not complete the property lease payments mandated in our Minerals Lease and Agreement with MinQuest, Inc. (“MinQuest”) we will lose our interest in the Marietta and our business may fail.

Because of our reliance on MinQuest our operations would be severely impacted should our relationship with MinQuest be terminated for any reason.

Because of the speculative nature of exploration and development, there is a substantial risk that our business will fail.

We may not be able to compete with current and potential exploration companies, some of whom have greater resources and experience than we do in developing mineral reserves.

We may not have the funds to purchase all of the supplies, manpower and materials we need to begin exploration which could cause us to delay or suspend operations.

The prices of metals are highly volatile and a decrease in metals prices could result in us incurring losses.

Because our business involves numerous operating hazards, we may be subject to claims of a significant size which would cost a significant amount of funds and resources to rectify. This could force us to cease our operations, which will cause you a loss of your investment.

Damage to the environment could result from our operations.  If our business is involved in one or more of these hazards, we may be subject to claims of a significant size which could force us to cease our operations.

Because access to Marietta is limited during inclement weather conditions this could result in delays in our exploration

Our principal stockholder, who is our sole executive officer and a director, owns a controlling interest in our voting stock. Therefore investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

RISK FACTORS RELATING TO OUR COMMON STOCK

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our sole executive officer and a director owns a controlling interest in our voting stock and may take actions that are contrary to your interests, including selling their stock.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Currently there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders.

Summary Financial Information for the period September 16, 2009 (inception) to April 30, 2010

Statement of Operations Data
Operating revenues	$-

Income (loss) from operations	$(2,865)

Net income (loss)	$(2,865)

Balance Sheet Data :
April 30, 2010
Working capital	$(865)
Total assets	$3,831
Total liabilities	$4,696
Stockholders’ (Deficit) Equity	$(865)

Summary Financial Information for the three months ended July 31, 2010

Statement of Operations Data
Operating revenues	$-

Income (loss) from operations	$(16,789)

Net income (loss)	$(21,789)

Balance Sheet Data :
July 31, 2010
Working capital	$74,346
Total assets	$88,522
Total liabilities	$14,176
Stockholders’ Equity	$74,346

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

1.           We are an exploration stage company, have generated no revenues to date and have a limited operating history upon which we may be evaluated.

We were incorporated on September 16, 2009 in the State of Nevada; we have generated no revenues from operations to date.  We have leased an early stage mineral property but the property does not have any known resources or reserves.  Our only other meaningful asset is approximately $65,000 in available cash at September 30, 2010. Our limited operating history makes it difficult to evaluate our business on the basis of historical operations. We are an exploration stage company with no known commercially viable deposits, or “resources”, or "reserves" on our property. Therefore, determination of the existence  of  a  resource or reserve  will  depend  on appropriate  and  sufficient  exploration  work  and the  evaluation  of  legal, economic, and environmental  factors. If we fail to find a commercially viable deposit on any of our property our financial condition and results of operations will suffer.  If we cannot generate income from the property we will have to cease operation which will result in the loss of your investment.

We face all of the risks inherent in a new business and those risks specifically inherent in the exploration stage company, with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. We cannot assure you that we will be able to generate revenues or profits from operation of our business or that we will be able to generate or sustain profitability in the future.

2.           We expect losses in the future because we have no revenue to offset losses.

As reflected in our financial statements filed in this registration statement, we are in the exploration stage formed to carry out the activities described in this prospectus. Since inception on September 16, 2009 to July 31, 2010, we have incurred a net loss of $24,654 and used cash in operations of $12,287.  As we have no current revenue, we are expecting losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3.           Our business model is unproven and our success is dependent on our ability to explore and develop our mineral property.

Our business model is to generate revenues from the sale of minerals from our leased exploration property, located in Mineral County, Nevada.  We cannot guarantee that we will ever be successful in doing this in order to generate revenues in the future. The Marietta is at a very early stage, and our ability to generate revenue is unproven. Therefore, it is not possible for us to predict the future level of production, if any, or if we will be able to effectuate our business plan. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

4.           Our independent auditor has issued a going concern opinion after reviewing our financial statements; our ability to continue is dependent on our ability to raise additional capital and our operations could be curtailed if we are unable to obtain required additional funding when needed.

We will be required to expend substantial amounts of working capital in order to explore and develop the Marietta.  We were incorporated on September 16, 2009. Our operations to date were funded entirely from capital raised from our private offering of securities from April through May 2010 (the “Offering”). Notwithstanding the Offering, we will continue to require additional financing to execute our business strategy.  We are totally dependent on external sources of financing for the foreseeable future, of which we have no commitments. Our failure to raise additional funds in the future will adversely effect our business operations, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. We are entirely dependent on our ability to attract and receive additional funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future could restrict our ability to grow and reduce our ability to continue to conduct business operations. After reviewing our financial statements, our independent auditor issued a going concern opinion and our ability to continue is dependent on our ability to raise additional capital. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause us to become dormant. Any additional equity financing may involve substantial dilution to our then existing stockholders.

5.            Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. Therefore, we expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

6.           The loss of our sole executive officer or the failure to hire qualified employees or consultants would damage our business.

Because of the highly technical nature of our business, we depend greatly on attracting and retaining experienced management and highly qualified and trained personnel.  We compete with other companies intensely for qualified and well trained professionals in our industry. If we cannot hire or retain, and effectively integrate, a sufficient number of qualified and experienced professionals, this will have a material adverse effect on our capacity to sustain and grow our business.

7.           Because our sole executive officer and directors serve as officers, directors and/or consultants to other companies engaged in mineral exploration, a potential conflict of interest could negatively impact our ability to acquire properties to explore and to run our business.

Our sole officer and our two directors are directors, officers, directors and/or consultants of other natural resource or mining-related companies, or may be involved in related pursuits that could present conflicts of interest with their roles at Tundra. Gurpartap Singh Basrai is the sole officer and a director of Ranger Gold Corp., a Bulletin Board quoted company which is also engaged in mining exploration. William P. Eastwood is a consultant with MinQuest Inc., a privately held natural resource company which acquires and evaluates mineral properties. These associations may give rise to conflicts of interest from time to time. For example, we may be presented with an opportunity in which Mr. Singh would have to decide if the opportunity would be more appropriate for us or Ranger. There may be dispute with MinQuest, and then Mr. Eastwood, our director, would have an inherent conflict of interest as to such a situation. In the event that any such conflict of interest arises, a director who has such a conflict is required to disclose the conflict to a meeting of the directors of the company in question and to abstain from voting for or against approval of any matter in which such director may have a conflict.

8.           If we do not complete the property lease payments mandated in our agreement with MinQuest, Inc. (“MinQuest”) we will lose our interest in the Marietta and our business may fail.

If we do not make all of the property lease payments to MinQuest in accordance with our property agreement we will lose our rights under the lease agreement and may not be able to continue to execute our business objectives if we are unable to find an alternate exploration interest. Since our payment obligations are non-refundable, if we do not make any payments, we will lose any payments previously made and all our rights to the properties.

9.            Because of our reliance on MinQuest our operations would be severely impacted should our relationship with MinQuest be terminated for any reason.

Pursuant to the Minerals Lease and Agreement dated May 18, 2010 (the “Lease Agreement”), we acquired the right to conduct mineral exploration activities on and in the Marietta property. We also obtained the subsequent right to participate in the development of minerals from such property. To date all of our exploration activity on the property has been undertaken by MinQuest. As a result, MinQuest has significant knowledge about the property and it would be very difficult for us to replace MinQuest should our relationship with them be terminated for any reason.  If we default on any of our obligations to MinQuest, under the Lease Agreement, and we do not cure such default, MinQuest could terminate the Lease Agreement.

10.            Because of the speculative nature of exploration and development, there is a substantial risk that our business will fail.

The search for valuable natural resources on our property is extremely risky as the exploration for natural resources is a speculative venture involving substantial risk. Few properties that are explored are ultimately developed into producing mines. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.  Because the probability of an individual prospect ever having reserves is extremely remote, in all probability the Marietta does not contain any reserves, and any funds we spent on exploration will probably be lost. In such a case, we would be unable to complete our business plan.

Mineral exploration involves a high degree of risk and exploration projects are frequently unsuccessful.  To the extent that we continue to be involved in mineral exploration, the long-term success of our operations will be related to the cost and success of our exploration programs. The risks associated with mineral exploration include:

•	the identification of potential mineralization based on superficial analysis;

•	the quality of our management and our geological and technical expertise; and

•	the capital available for exploration and development.

Substantial expenditures are required to determine if a project has economically mineable mineralization.  It may take several years to establish proven and probable reserves and to develop and construct mining and processing facilities. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.  In such a case, we would be unable to develop our business.

11.           We may not be able to compete with current and potential exploration companies, some of whom have greater resources and experience than we do in developing mineral reserves.

The natural resource market is intensely competitive, highly fragmented and subject to rapid change.  We may be unable to compete successfully with our existing competitors or with any new competitors.  We compete with many exploration companies which have significantly greater personnel, financial, managerial, and technical resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

12.           We may not have the funds to purchase all of the supplies, manpower and materials we need to begin exploration which could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, manpower and certain equipment such as bulldozers and excavators that we might need to conduct exploration. If there is a shortage or scarcity, we cannot compete with larger companies in the exploration industry for supplies, manpower and equipment.  In the event that the prices for such resources rise above our affordability levels, we may have to delay or suspend operations.  In the event we are forced to limit our exploration activities, we may not find any minerals, even though our properties may contain mineralized material. Without any minerals we cannot generate revenues and you may lose your investment.

13.           The prices of metals are highly volatile and a decrease in metals prices could result in us incurring losses.

The profitability of natural resource operations are directly related to the market prices of the underlying commodities.  The market prices of metals fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, and global economic and political conditions.  Price fluctuations in the metals markets from the time development of a mine is undertaken and the time production can commence can significantly affect the profitability of a mine.  Accordingly, we may begin to develop a mineral property at a time when the price of the underlying metals make such exploration economically feasible and, subsequently, incur losses because metals prices have decreased.  Adverse fluctuations of metals market price may force us to curtail or cease our business operations.

14.            Because our business involves numerous operating hazards, we may be subject to claims of a significant size which would cost a significant amount of funds and resources to rectify. This could force us to cease our operations, which will cause you a loss of your investment.

Our proposed business is subject to the usual hazards inherent in exploring for minerals, such as general accidents, explosions, chemical exposure, and craterings.  The occurrence of these or similar events could result in the suspension of operations, damage to or destruction of the equipment involved and injury or death to personnel. Operations also may be suspended because of machinery breakdowns, abnormal climatic conditions, failure of subcontractors to perform or supply goods or services or personnel shortages. The occurrence of any such contingency would require us to incur additional costs and force us to cease our operations, which will cause you a loss of your investment.

Difficulties, such as unusual or unexpected rock formations encountered by workers but not indicated on a map, or other conditions may be encountered in the gathering of samples and information, and could delay our exploration program.  We do not currently carry insurance to protect against these risks and we may not obtain such insurance in the future.  Even if we do obtain insurance, the nature of these risks is such that liabilities could over exceed policy limits or be excluded from coverage.  There are also risks against which we cannot, or may not elect to insure.  The costs, which could be associated with any liabilities, not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, thereby hurting our financial position, future earnings, and/or competitive positions.  We may not have enough capital to continue operations and you will lose your investment.

15.            Damage to the environment could result from our operations.  If our business is involved in one or more of these hazards, we may be subject to claims of a significant size which could force us to cease our operations.

Mineral resource exploration, production and related operations are subject to extensive rules and regulations of federal, state and local agencies.  Failure to comply with these rules and regulations can result in substantial penalties.  Our cost of doing business may be affected by the regulatory burden on the mineral industry since the rules and regulations frequently are amended or interpreted.  We cannot predict the future cost or impact of complying with these laws.

Environmental enforcement efforts with respect to mineral operations have increased over the years, and it is possible that regulation could expand and have a greater impact on future mineral exploration operations.  Although our management intends to comply with all legislation and/or actions of local, provincial, state and federal governments, non-compliance with applicable regulatory requirements could subject us to penalties, fines and regulatory actions, the cost of which could harm our results of operations.  We cannot be sure that our proposed business operations will not violate environmental laws in the future.

Our operations and property are subject to extensive federal, state, and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health. These laws and regulations may do any of the following: (i) require the acquisition of a permit or other authorization before exploration commences, (ii) restrict the types, quantities and concentration of various substances that can be released into the environment in connection with exploration activities, (iii) limit or prohibit mineral exploration on certain lands lying within wilderness, wetlands and other protected areas, (iv) require remedial measures to mitigate pollution from former operations and  (v)  impose substantial  liabilities  for  pollution  resulting  from  our  proposed operations.

16.           Because access to our mineral claims is limited during inclement weather conditions this could result in delays in our exploration

The business of mining for gold and other metals is generally subject to a number of risks and hazards including natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes. Access to our mineral might be restricted during these weather conditions. Furthermore, during the winter months exploration cannot be done on the Marietta. As a result, any attempt to test or explore the property is largely limited to the times when weather conditions permits such activities. These limitations may result in significant delays in exploration efforts. Such delays may have a significant negative effect on our results of operations.

17.           Our principal stockholder, who is our sole executive officer and director, owns a controlling interest in our voting stock. Therefore investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our principal shareholder beneficially owns approximately 80.84% of our outstanding common stock. As a result, this shareholder will have the ability to control substantially all matters submitted to our stockholders for approval including:

•      election of  our  board  of  directors;
•      removal of  any  of  our  directors;
•      amendment of  our  Articles of Incorporation  or  bylaws;  and
•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, the principal shareholder who is also a director and our sole executive officer is able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our principal shareholder could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the Company may decrease.  Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

RISK FACTORS RELATING TO OUR COMMON STOCK

18 .           We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $.0001 per share, of which 24,740,000 shares are currently issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

19 .            Our sole executive officer and a director owns a controlling interest in our voting stock  and may take actions that are contrary to your interests, including selling their stock.

Our sole executive officer, who is also a director, beneficially owns approximately 80.84% of our outstanding common stock.  If and when he is able to sell his shares in the market, such sales by our sole executive officer within a short period of time could adversely affect the market price of our common stock if the marketplace does not orderly adjust to the increase in the number of shares in the market. This will result in a decrease in the value of your investment in the Company.  Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

20.           Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

21 .           The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

22 .           The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

23 .           State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

24 .           Currently there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

There has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. Additionally, no public trading can occur until we file and have declared effective a registration statement with the SEC. There can be no assurances as to whether, subsequent to registration with the SEC:

•	any market for our shares will develop;

•	the prices at which our common stock will trade; or

•
the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of our company and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

25 .           If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. On November 15, 2007, the SEC adopted changes to Rule 144, which, would shorten the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons.   The changes became effective in February 2008. Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the Over-the-Counter Bulletin Board  (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the Over-The-Counter Bulletin Board. As a result of the revisions to Rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if we have filed our required reports.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of our common stock in any market that may develop.

26.           We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

 If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees, other than our sole officer and director. As we engage in the exploration of our mineral claim, hire employees and consultants , our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

27 .           Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because none of our directors are independent, we do not currently have independent audit or compensation committees. As a result, the directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

28 .           The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $25,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

THE OFFERING

This prospectus relates to the resale by certain selling security holders of the Company of up to 4,740,000 shares of our common stock.  Such shares were offered and sold by us in our first private placement in April 2010 at a purchase price of $0.01 per share for 3,500,000 common shares and $0.05 for 1,240,000 common shares in our second private placement in May 2010 pursuant to the exemptions from registration under the Securities Act provided by Regulation D and Regulation S of the Securities Act. The price per share increased from one private placement to the subsequent one as a result of our activities in the month – we executed the agreement with MinQuest for our leased property and appointed a geologist as a member of the Board of Directors.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.10 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.10 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.01 for 3,500,000 common shares and $0.05 for 1,240,000 common shares plus an increase based on the fact the shares will be liquid and registered. The price per share increased from one private placement to the subsequent one as a result of our activities in the month – we executed the agreement with MinQuest for our leased property and appointed a geologist as a member of the Board of Directors.

Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of October 21, 2010, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this  prospectus and the number of shares which each would own  beneficially  if all  such  offered  shares  are sold.

Beneficial ownership is determined in accordance with SEC rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.  The shares were offered and sold to the selling security holders at a purchase price of $0.01 and $0.05 per share in a fully subscribed private placement held from April through May 2010, pursuant to the exemption from the registration under the Securities Act provided by Regulation D and Regulation S of the Securities Act.  The price per share increased from one private placement to the subsequent one as a result of our activities in the month – we executed the agreement with MinQuest for our leased property and appointed a geologist to the Board of Directors.

None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 24,740,000 shares of our common stock issued and outstanding as of October 21, 2010. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Security Holders	Common Shares owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering
			# of Shares	% of Class

Wende Luddy	10,000	10,000	0	*
Pramod Sharma	10,000	10,000	0	*
Jasmine Basrai	10,000	10,000	0	*
Monica Bennett	10,000	10,000	0	*
Sawtander Sangha	10,000	10,000	0	*
Carron Burden	10,000	10,000	0	*
Serena Yu-Fang Liao	10,000	10,000	0	*
Ema Rosales	10,000	10,000	0	*
Karampal Basrai	10,000	10,000	0	*
Maria Theresa Garcia	10,000	10,000	0	*
Charito Deguzman	10,000	10,000	0	*
Gina Sommerfeld	10,000	10,000	0	*
Joseph Ralla	10,000	10,000	0	*
Ernie Sommerfeld	10,000	10,000	0	*
Barinder Johal	100,000	100,000	0	*
Candice Coombes	100,000	100,000	0	*
Cindy Bains	100,000	100,000	0	*
Tej Purba	100,000	100,000	0	*
Colin Worth	100,000	100,000	0	*
Harjinder Bains	100,000	100,000	0	*
Gillian Allen	100,000	100,000	0	*
Mary Coombes	100,000	100,000	0	*
David Uppal	100,000	100,000	0	*
Jason Bains	100,000	100,000	0	*
Harjinder Gill	100,000	100,000	0	*
Scott Praill	500,000	500,000	0	2.02%
Brian Uppal	500,000	500,000	0	2.02%
Terry Uppal	500,000	500,000	0	2.02%
Paul Uppal	500,000	500,000	0	2.02%
Pol Brisset	500,000	500,000	0	2.02%
Fred Coombes	500,000	500,000	0	2.02%
Pamela Gill	500,000	500,000	0	2.02%

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.10 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.10 was determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.01 for 3,500,000 common shares and $0.05 for 1,240,000 common shares plus an increase based on the fact the shares will be liquid and registered.  The price per share increased from one private placement to the subsequent one as a result of our activities in the month – we executed the agreement with MinQuest for our leased property and appointed a geologist to the Board of Directors.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling security holders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 24,740,000 shares are issued and outstanding as of October 21, 2010.  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.  There is no provision in our Articles of Incorporation or By-laws that would delay, defer, or prevent a change in control of our Company.

Preferred Stock

There is no preferred stock authorized.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

History

Tundra Gold Corp. (“the Company”) was incorporated under the laws of the State of Nevada on September 16, 2009 under the name Titan Gold Corp.  On February 25, 2010, the Company amended its articles of incorporation to change its name from Titan Gold Corp. to Tundra Gold Corp. We are not a blank check company as defined in Rule 419((a)(2) of Regulation C.  We have a specific business plan that we are pursuing as aggressively as possible within the limits of our resources. We are an exploration-stage company as defined by the SEC and we are in the business of exploring, and if warranted, advancing mineral properties to the discovery point where we believe maximum shareholder returns can be realized. Our primary focus is in the gold sector and as of the date of this prospectus, our only mineral property is the Marietta, located in Mineral County, Nevada.  On May 18, 2010, we executed the Lease Agreement with MinQuest pursuant to which we obtained the right to conduct mineral exploration activities on and in Marietta, with the subsequent right to participate in the development of minerals from the Marietta. We also leased 5 unpatented mineral claims from MinQuest. The Company may use MinQuest for its mineral exploration expertise on the Marietta. (See “Acquisition of Leasehold Interest” below).

We are dependent upon making a gold deposit discovery at Marietta for the furtherance of the Company. Should we be able to make an economic find at the Marietta, we would then be solely dependent upon the Marietta mining operation for our revenue and profits, if any. The probability that ore reserves that meet SEC guidelines will be discovered on at the Marietta is undeterminable at this time. The Marietta claims presently do not have any mineral resources or reserves. There is no mining plant or equipment located within the property boundaries. Currently, there is no power supply to the mineral claims. A great deal of work is required on our Marietta property before a determination as to the economic and legal feasibility of a mining venture on it can be made.

While our Chief Executive Officer has limited experience and knowledge in the mining industry, we have engaged a geologist as a consultant and have appointed him to our board of directors.  On May 15, 2010, we executed a Service Agreement with William P. Eastwood, pursuant to which Mr. Eastwood will provide his expertise as a geologist and serve on the board of directors. The engagement commenced on May 15 2010 and will continue for as long as the Mr. Eastwood is a director of the Company. Mr. Eastwood is also a consultant with MinQuest, Inc. We believe that our team will be able to successfully execute our business plan.

Our Exploration Project

We are a natural resource company engaged in the exploration of mineral properties located in Marietta County, Nevada (the “Marietta”). The Marietta currently consists of five unpatented claims. The Marietta is in the exploration stage.

Strategy

We are a new company early in the implementation of our business plan and performing those tasks necessary to raise the appropriate funding to complete our business plan. Our primary focus in the natural resource sector is gold.  Our strategic initiatives are to undertake cost efficient and effective exploration activities to discover mineralization and potentially mineral reserves.

Though it is possible to take a resource property that hosts a viable ore deposit into mining production, the costs and time frame for doing so are considerable, and the subsequent return on investment for our shareholders would be very long term indeed.  Therefore, we intend to develop joint ventures or sell any ore bodies that we may discover to a major mining company. Many major mining companies obtain their ore reserves through the purchase of ore bodies found by junior exploration companies. Although these major mining companies do some exploration work themselves, many of them rely on the junior resource exploration companies to provide them with future deposits for them to mine. By selling or partnering a deposit found by us to these major mining companies, it would provide an immediate return to our shareholders without the long time frame and cost of putting a mine into operation ourselves, and it would also provide future capital for the Company to continue operations.

In order to advance the Marietta to a stage that would make the property of interest to a major mining company we will need to undertake the early stages of exploration ourselves.  The Marietta does not currently have a resource. MinQuest has provided a work plan for the first year that will include scanning all currently available data, georeferencing all maps in order to digitize drill hole locations, geology and geochemistry.  A spread sheet of drill hole information will be compiled from the known historical drilling.  All drill hole coordinates, drill hole assays, oxidation boundaries and lithology will be entered into a spread sheet allowing the development of cross-sections in electronic form using industry software.  A ground truth of drill hole locations will be performed with a GPS to assess the accuracy of the data.  If any underground workings are open, mapping and sampling will be carried out on those underground workings that remain open to determine the attitude of bedding, underground grades and depth of oxidation.  It is anticipated that this work will be completed by March of 2011.

Based on the results of the planned work the next step in the exploration process can be determined which may include sampling or drilling.  The Company has sufficient working capital to complete the year 1 work program. As of July 31, 2010, the company had approximately $74,000 in working capital and a similar amount from such date to the date of this prospectus. With the assistance of MinQuest, surrounding claims are being monitored as to their availability and we may be able to add them to the Marietta claims.

Distribution Methods

We initially plan to market any minerals retrieved in normal channels associated with the industry. Accordingly, we anticipate optioning or selling any ore bodies that we may discover to a major mining company. Many major mining companies obtain their ore reserves through the purchase of ore bodies found by junior exploration companies. Although these major mining companies do some exploration work themselves, many of them rely on the junior resource exploration companies to provide them with future deposits for them to mine. By optioning or selling a deposit found by us to these major mining companies, it would provide an immediate return to our shareholders without the long time frame and cost of putting a mine into operation ourselves, and it would also provide future capital for the company to continue operations.

The Marietta

120°02.000' W
119°34.000' W
119°06.000' W
118°38.000' W
118°10.000' W
117°42.000' W
117°14.000' W
116°46.000' W
116°18.000' W
WGS84 115°27.000' W
39°26.000' N
39°06.000' N
38°47.000' N
38°27.000' N
38°07.000' N
37°48.000' N
37°28.000' N
37°08.000' N
NEVADA
Marietta Project
Excelsior Mts.
Reno
Sparks
Carson City
Fallon
Hazen
Fernley
Wadsworth
Loyalton
Sierraville
Truckee
Donner Pass
Kings Beach
Tahoe City
Homewood
Tahoma
Lake Tahoe
S. Lake Tahoe
Stateline
Genoa
Minden
Gardnerville
Virginia City
Gold Hill
Silver City
Dayton
Stewart
Silver Springs
Lahontan Dam
Lahontan Res.
Carson Lake
Frenchman
Wabuska
Yerington
Mason
Weed Heights
Mt. Siegal
Mt. Como
Schurz
Smith
Wellington
Woodfords
Markleeville
Echo Summit
Kyburz
Kit Carson
Carson Pass
Ebbetts Pass
Coleville
Walker
Topaz L.
Leek Spring Hill
Mokelumne Pk.
Bear Valley
Dardanelle
Sonora Pk.
Sonora Pass
Leavitt Pk.
Devils Gate
Bridgeport
Sweetwater Summit
Mt. Patterson
Strawberry
Pinecrest
Eagle Peak
Matterhorn Peak
Mt. Grant
Wassuk Range
Walker Lake
Babbitt
Hawthorne
Corey Peak
Lucky Boy Pass
Gillis Ra.
Gabbs Valley Ra.
Gabbs Valley
Gabbs
Mt. Ferguson
Luning
Mina
Pilot Peak
Basalt
Coaldale
Columbus Salt Marsh
Mount Montgomery
Montgomery Pass
Boundary Peak
Benton
Glass Mt.
White Mountains
Mono Lake
Mono Craters
Lee Vining
Mt. Conness
Tioga Pass
Mt. Dana
Tuolumne Meadows
June Lake
Mt. Lyell
Mammoth Lakes
DEVILS POSTPILE NAT. MON.
Ritter Mt.
Merced Peak
YOSEMITE NATIONAL PARK
Hetch Hetchy Res.
Yosemite Falls
Yosemite Village
Yosemite Valley
Wawona
Fish Camp
Mariposa
Midpines
El Portal
Coulterville
Groveland
Moccasin
Mather
Chinese Camp
Tuolumne
Sonora
Twain Harte
Mi-Wuk Village
Long Barn
Avery
Murphys
Snelling
Catheys Valley
Ahwahnee
Oakhurst
Coarsegold
Raymond
Planada
North Fork
Bass Lake
Shaver Lake
Auberry
Tollhouse
Fairmead
Berenda
Big Creek
Lakeshore
Huntington L.
Mammoth Pool Res.
Thomas A. Edison
Mt. Morgan
Rovana
Bloody Mt.
Toms Place
Crowley L.
White Mt. Peak
Bishop
Mt. Humphreys
Piute Pass
Black Mt.
Mt. Darwin
North Palisade
Palisade Glacier
Big Pine
KINGS
Dinkey Cr.
Dyer
Silver Peak
Piper Peak
Montezuma Peak
Goldfield
Deep Sprs.
Deep Springs Lake
Eureka Valley
Last Chance Ra.
Waucoba Mt.
Inyo
Magruder Mt.
Scotty's Junction
Tonopah
San Antonio Mts.
Big Smoky Valley
Toquima Range
Monitor Range
Manhattan
Bald Mt.
Round Mountain
Mt. Jefferson
Arc Dome
Shoshone Mts.
Ione
North Shoshone Peak
South Shoshone Peak
Austin
Railroad Pass
Bunker Hill
Desatoya Mts.
Clan Alpine Mts.
Job Peak
Healy Peak
Simpson Park Ra.
Toiyabe Range
Mahogany Hills
Eureka
Antelope Peak
Summit Mountain
Antelope Ra.
Ninemile Peak
Mount Hamilton
White Pine Range
Wildcat Peak
Monitor Peak
Morey Peak
Hot Creek Range
Duckwater
Pancake Range
Lunar Crater
Grant Range
Warm Springs
Kawich Peak
Kawich Range
Reveille Peak
Cactus Flat
Cactus Ra.
Mt. Helen
Quartzite Mt.
Belted Range
Bald Mt.
Black Mt.
Pahute Mesa
Timber Mt.
Yucca Flat
Groom Lake
Worthing Peak
0 10 20 30 40 50 60 miles
0 25 50 75 100 km
TN MN 14°

Printed from TOPO! ©2001 National Geographic Holdings (www.topo.com)

Acquisition of Interest

On May 18, 2010 we executed the Minerals Lease and Agreement with MinQuest, Inc. (“MinQuest”) whereby we obtained the right to conduct mineral exploration activities on and in the property with the subsequent right to participate in the development of minerals from the property.  There are no minimum annual exploration expenditures required under the Lease Agreement.  However, any exploration programs undertaken by us during the lease period shall carryforward and be credited against any future property option agreement should such a property option agreement be executed between us and MinQuest.  Upon execution of the Lease Agreement, we paid MinQuest $5,000 as well as reimbursed MinQuest $756 relating to property holding costs .

Under the agreement with MinQuest, all of our payment obligations are non-refundable.  If we do not make any payments under the agreement we will lose any payments made and all our rights to the property.  MinQuest has retained a 3% royalty of the aggregate proceeds received by the Company from any smelter or other purchaser of any ores, concentrates, metals or other material of commercial value produced from the property, minus the cost of transportation of the ores, concentrates or metals, including related insurance, and smelting and refining charges, including penalties.  All of the $5,000 annual lease payments under the agreement shall be treated as advance royalty payments and will be an offset to the production royalty due until the total amount paid to Lessor has been recouped.

The Company may use MinQuest for its mineral exploration expertise on the property. Furthermore, both the Company and MinQuest have the right to assign, sell, mortgage or pledge their rights in the agreement or on the property.

The Lease Agreement will terminate if the Company fails to comply with any of its obligations under the Agreement and fails to cure such alleged breach. If the Company gives notice that it denies a default has occurred, the matter shall be determined finally through such means of dispute resolution as such matter has been subjected to by either party.  The agreement can be terminated by the Company by providing MinQuest with 60 days written notice.

Description and Location of the Marietta

The Marietta is located in Mineral County, Nevada and currently consists of 5 unpatented claims.  The town of Mina is 50 km away and Tonopah is 120 km north.

Exploration History of the Marietta

Exploration history includes some small unrecorded production from the property that likely occurred between the early 1900’s and 1940’s.  Modern exploration was confined to work conducted by American Gold Resources (AGR) from 1989 to 1992.  AGR completed a total of 59 drill holes testing the above referenced resource area.  Of this amount, 33 holes were drilled on 50 feet centers while the remaining holes were drilled on 200 feet centers.  Drilling to a depth of 350 feet has defined a mineralized zone that is mostly hosted within a graben of calcareous sandstone with quartz veins.  A graben is an elongated depression between geologic faults and a vein is a narrow mass of rock intersecting other rocks, and filling inclined or vertical fissures not corresponding with the stratification.  Further work is needed to determine the strike and extent and depth of the mineralization.

Geology of the Marietta

The Marietta is located within the Walker Lane trend.  The Walker Lane is a linear north-northwest trending depression extending some 800 km (500 miles) north from the Garlock Fault-Las Vegas area to south-central Oregon. Within it are Walker, Goose, and Pyramid Lakes. This trough is part of the Walker Lane Fault Zone, a major tectonic system that includes Owens and Death Valleys and several prominent faults, and is the site of many contemporary earthquakes. Located at the juncture of two contrasting tectonic styles, the Sierra Nevada and the Basin and Range, the Walker Lane region is deforming in a complex way by both extensional and transcurrent (sliding) fault movements

The Walker Lane shear zone straddles the border between Nevada and California and has a long history of exploration and mining, dating back to the discovery of the famous Comstock Lode in the late 1850s. The Walker Lane is notable for its numerous occurrences of volcanic-hosted epithermal gold and silver deposits.  The project area covers sheared and brecciated silciclastic rocks of the Triassic Excelsior Formation intruded by a porphyryitic quartz-monzonite of Laramide age.  The mineralized zone is mostly hosted within a graben of calcareous sandstone with quartz veins.

Current State of Exploration

The Marietta claims presently do not have any mineral resources or reserves. There is no mining plant or equipment located within the property boundaries. Currently, there is no power supply to the mineral claims.

Geological Exploration Program

MinQuest has provided a work plan for the first year that will include scanning all currently available data, georeferencing all maps in order to digitize drill hole locations, geology and geochemistry.  A spread sheet of drill hole information will be compiled from the known historical drilling.  All drill hole coordinates, drill hole assays, oxidation boundaries and lithology will be entered into a spread sheet allowing the development of cross-sections in electronic form using industry software.  A ground truth of drill hole locations will be performed with a GPS to assess the accuracy of the data.  If any underground workings are open, mapping and sampling will be carried out on those underground workings that remain open to determine the attitude of bedding, underground grades and depth of oxidation.  It is anticipated that this work will be completed by March of 2011.

These results will be evaluated to determine if one or more precious metals may exist within the property boundaries.  Our planned program includes compilation of all activities to the present with the goal of producing an outline of mineralized areas that will guide further exploration drilling.  However, this program is exploratory in nature and no minable reserves may ever be found.

Intellectual Property

We do not have any intellectual property rights.

Competition

The mineral exploration industry is intensely competitive, highly fragmented and subject to rapid change.  We may be unable to compete successfully with our existing competitors or with any new competitors.  We compete with many exploration companies which have significantly greater personnel, financial, managerial, and technical resources than we do.  This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

Governmental Regulations

Mineral resource exploration, production and related operations are subject to extensive rules and regulations of federal, state and local agencies.  We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws.  While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out exploration program.

Failure to comply with these rules and regulations can result in substantial penalties.  Our cost of doing business may be affected by the regulatory burden on the mineral industry. We believe that compliance with the laws will not adversely affect our business operations.

Environmental enforcement efforts with respect to mineral operations have increased over the years, and it is possible that regulation could expand and have a greater impact on future mineral exploration operations.  Although our management intends to comply with all legislation and/or actions of local, provincial, state and federal governments, non-compliance with applicable regulatory requirements could subject us to penalties, fines and regulatory actions, the cost of which could harm our results of operations.  We cannot be sure that our proposed business operations will not violate environmental laws in the future.

Employees

We currently have no employees. All functions including development, strategy, negotiations and administration are currently being provided by our sole executive officer on a voluntary basis.

Property

The Company currently maintains its executive offices on a shared basis at 200 S. Virginia, 8th Floor, Reno, Nevada, 89501. We have a one year lease that commenced March 1, 2010 at a rate of $169 per month.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which we are a party or in which any director, officer or affiliate of ours, any owner of record or beneficially of more than 5% of any class of our voting securities, or security holder is a party adverse to us or has a material interest adverse to us.  The Company’s property is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future.  Declaration  or  payment  of  dividends,  if  any, in the future, will be at the discretion  of  our  Board  of  Directors  and  will  depend on our then current financial  condition,  results  of  operations, capital  requirements and other factors  deemed  relevant  by  the  board  of  directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of October 21, 2010, there were 24,740,000 common shares issued and outstanding, which were held by 33 stockholders of record.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If they meet the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained in this prospectus, including statements regarding the development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Tundra Gold Corp., and the products we plan to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the SEC, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made.  We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

The Company was established to acquire, explore, and if warranted and feasible, develop natural resource properties.  The Company has leased one property in Nevada.  We intend on using the proceeds of $97,000 from the sale of 4,740,000 shares of our common stock, which were offered in a fully subscribed private placements from April through May 2010, to finance our activities. We believe that such funds will be sufficient to fund our operating expenses over the next twelve months.

Plan of Operation

Over the next twelve months, the Company intends to focus on compiling all historic drilling and sampling results for the Marietta.  These results will be evaluated to determine if one or more precious metals may exist within the property boundaries.  Our planned program will include scanning all currently available data, georeferencing all maps in order to digitize drill hole locations, geology and geochemistry.  A spread sheet of drill hole information will be compiled from the known historical drilling.  All drill hole coordinates, drill hole assays, oxidation boundaries and lithology will be entered into a spread sheet allowing the development of cross-sections in electronic form using industry software.  A ground truth of drill hole locations will be performed with a GPS to assess the accuracy of the data.  If any underground workings are open, mapping and sampling will be carried out on those underground workings that remain open to determine the attitude of bedding, underground grades and depth of oxidation.   However, this program is exploratory in nature and no minable reserves may ever be found.  We have no current intention to merge, acquire or engage in any business combination with any party.

The Company estimates that it will utilize approximate minimum of $60,000 in the next 12 months to implement its activities. The following chart indicates how we would utilize such funds:

Purpose	Amount
G&A including expert consultant fees	$5,000
Initial property assessment	$30,000
Legal and accounting	$15,000
Cost of operating as a public company	$10,000
Total	$60,000

The $5,000 for G&A includes potential fees for consultants assisting the Company with financing or fund raising activities.  The initial property assessment costs of $30,000 will pay for the scanning of all currently available data, georeferencing all maps in order to digitize drill hole locations, geology and geochemistry.  A spread sheet of drill hole information will be compiled from the known historical drilling.  All drill hole coordinates, drill hole assays, oxidation boundaries and lithology will be entered into a spread sheet allowing the development of cross-sections in electronic form using industry software.  A ground truth of drill hole locations will be performed with a GPS to assess the accuracy of the data.  If any underground workings are open, mapping and sampling will be carried out on those underground workings that remain open to determine the attitude of bedding, underground grades and depth of oxidation.  It is anticipated that this work will be completed by March of 2011.

Results of Operations for the Three Months Ended July 31, 2010

As of July 31, 2010, the Company had $86,713 in cash and $74,346 in working capital.  During the quarter ended July 31, 2010 we received $35,000 from the collection of subscriptions receivable and $62,000 from a private placement.  We believe that such funds will be sufficient to effectuate our business plan over the next twelve months. In the future, we will need to seek additional capital for the purpose of financing the exploration and development of our mineral property.

Revenues

The Company is in the exploration stage and did not generate any revenues during the three months ended July 31, 2010.

Total operating expenses

During the quarter ended July 31, 2010 the total expenses were $21,789, which included the initial $5,000 Marietta property lease payment, reimbursement of MinQuest of $756 for property holding costs, and $16,033 in general and administrative expenses consisting primarily of legal and professional accounting fees associated with filing this registration statement.

Net loss

The net loss for the three months ended July 31, 2010 was $21,789.

Results of Operations for the Period From September 16, 2009 (inception) to April 30, 2010

As of April 30, 2010, the Company had $1,971 in cash. Subsequent to April 30, 2010, we received $62,000 from the collection of subscriptions receivable and $35,000 from a private placement.  We believe that such funds will be sufficient to effectuate our business plan over the next twelve months. In the future, we will need to seek additional capital for the purpose of financing the exploration and development of our mineral property.

Revenues

The Company is in its exploration stage and did not generate any revenues during the period from September 16, 2009 (inception) through April 30, 2010.

Total operating expenses

During period from September 16, 2009 (inception) to April 30, 2010, the total operating expenses were $2,865, which include legal and professional accounting fees associated with filing this registration statement.

Net loss

During the period from September 16, 2009 (Inception) through April 30, 2010, the Company had a net loss of $2,865.

Liquidity and Capital Resources

As of July 31, 2010, the Company had a cash balance of $86,713 and working capital of $74,346. The Company believes that such funds will be sufficient to fund its expenses over the next twelve months.  There can be no assurance that additional capital will be available to the Company. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

Going Concern Considerations

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  The Company has incurred a net loss of $24,654 for the period from September 16, 2009 (inception) to July 31, 2010, and has no sales.

The Company's ability to continue as a going concern is dependent on its ability to develop its natural resource properties and ultimately achieve profitable operations and to generate sufficient cash flow from financing and operations to meet its obligations as they become payable. The Company expects that it will need approximately $60,000 to fund its operations during the next twelve months which will include property lease payments, initial assessment of its property, costs associated with maintaining an office, and professional, legal and accounting expenses associated with our becoming a reporting issuer under the Securities Act of 1934.  The Company has raised a total of $99,000 since inception and a result, the Company currently has sufficient cash to fund its planned operations for the next twelve months.  However, in order to develop its property, the Company will need to obtain financing in the future.  Management plans to seek additional capital through private placements and public offerings of its common stock.  Although there are no assurances that management’s plans will be realized, management believes that the Company will be able to continue operations in the future.  Accordingly, no adjustment relating to the recoverability and classification of recorded asset amounts and the classification of liabilities has been made to the accompanying financial statements in anticipation of the Company not being able to continue as a going concern.

If the Company were unable to continue as a going concern, then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported expenses, and the balance sheet classifications used.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.

Name and Business Address	Age	Position

Gurpartap Singh Basrai	58	CEO, President and Director
Bill Eastwood	77	Director

Gurpartap Singh Basrai is the founder of the Company and has been its President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer, Secretary and Director since inception. Since October 28, 2009, Mr. Basrai has been the sole executive officer of Ranger Gold Corp., an OTCB trading company, which also engages in mineral exploration.  Since 1978, Mr. Basrai has owned and operated Haller’s Pharmacy Fremont/Newark, Mowry Medical Pharmacy, Mowry Plaza Pharmacy, Medical Pavilion Pharmacy, Gilroy Medical Pharmacy.  From 2002 to present, Mr. Basrai has been a Pharmacist consultant to ICF DD-H/N Facilities and to the Bay Area Community Services ADHC. From 2003 to present has been a consultant to Fremont Surgery Center.  Mr. Basrai is the former President of the Alameda County Pharmacist Association and a current Board member of the Alameda Alliance for Health, a company which provides health care coverage to over 100,000 children and adults.  Mr. Basrai earned  a Doctorate of Pharmacy from the UOP School of Pharmacy in June 1977.

Bill Eastwood joined the Board of Directors on May 15, 2010.  He is a geologist with over 40 years of industry experience.  Since 1994 he has been a self-employed geological consultant focusing on planning, permitting and supervising mineral exploration drilling programs in Nevada and Arizona. From 1994 to present Mr. Eastwood has provided consulting services to Bonaventure Enterprises, Golden Oasis, and Patriot Gold Corporation.  Mr. Eastwood has also provided consulting services on a part-time basis to MinQuest since 2007.  Mr. Eastwood holds Bachelor and Master’s Degrees in geology from the University of Kansas (1956 and 1958 respectively) and has done graduate study at the University of Wyoming (1962 – 1966).

There are no familial relationships among any of our officers or directors.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last ten years.  We are not aware of any proceedings to which any of our officers or directors, or any associate of any such officer or director, is a party adverse to us or any of our or has a material interest adverse to us or any of our subsidiaries.

Each director of the Company serves for a term of one year or until such director’s successor is duly elected and is qualified.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until such officer’s successor is duly elected and is qualified.

Code of Ethics; Financial Expert

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executives or directors.

DIRECTOR INDEPENDENCE
We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on September 16, 2009 the only compensation paid to any of our officers or directors is to Bill Eastwood.  Commencing with his appointment on May 15, 2010, Mr. Eastwood began receiving $500 a month for serving as a Director.  Although we have a service agreement with Mr. Eastwood for his compensation, we do not have employment agreements with any of our directors or our sole executive officer.  We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

Since our incorporation on September 16, 2009, no stock options or stock appreciation rights were granted to any of our directors or our sole executive officer.  We have no equity incentive plans.

Outstanding Equity Awards

Since our incorporation on September 16, 2009, neither our sole executive officer nor any of our directors has held unexercised options, stock that had not vested, or equity incentive plan awards.

Compensation of Directors

Commencing with his appointment on May 15, 2010, Mr. Eastwood began receiving $500 a month for serving in the capacity as a director of the Company. In accordance with the terms of the Service Agreement, he is to receive such amount in advance on a quarterly basis for as long as he is a director. As of October 21, 2010 we have paid Mr. Eastwood $3,250.

No arrangements are presently in place regarding compensation to directors for their services as for committee participation or special assignments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of October 21, 2010, the number of shares of common stock of our company that are beneficially owned by (i) each person or entity known to our company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each named executive officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 24,740,000 shares of our common stock issued and outstanding as of October 21, 2010.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.  Unless otherwise indicated, the address of each person listed is c/o Tundra Gold Corp., 800 S. Virginia, 8th Floor, Reno, Nevada, 89501.  Our telephone number is (775) 398-3012.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Gurpartap Singh Basrai	Common	20,000,000	80.84%
Bill Eastwood	Common	0	0%
Directors and officers, as a group (2 persons)	Common	20,000,000	80.84%

There are no family relationships among our officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 16, 2009 by action taken by our board of directors, we issued 20,000,000 shares of our common stock to Gurpartap Singh Basrai, at the purchase price of $0.0001 per share for the aggregate consideration of $2,000.  This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.    Mr. Basrai is the founder, sole executive officer and a director of our Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On May 15, 2010, the Company entered into a Service Agreement with William l Eastwood, pursuant to which, Mr. Eastwood will provide us with his expertise as a geologist in consideration for $500 per month, payable in advance on a quarterly basis. In accordance with the terms of the Service Agreement, he is to receive such amount for as long as he is a director.

Other than as set forth above, there are no transactions during the last two years, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

•	Any director or executive officer of the small business issuer;

•	Any majority security holder; and

•	Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount
Accounting fees and expenses*	$1,500.00
SEC registration fee	$33.80
Legal fees and other expenses*	$10,000.00
Total	$11,533.80
*Estimated Expenses.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Robison, Hill & Co. an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

TUNDRA GOLD CORP.

(An Exploration Stage Company)

-:-

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS’S REPORT

April 30, 2010

Contents	Page

Report of Independent Registered Public Accountants	F - 1
Balance Sheet
April 30, 2010	F - 2
Statement of Operations for the
from September 16, 2009 (inception) to April 30, 2010	F - 3
Statement of Stockholders’ Equity
Since September 16, 2009 (inception) to April 30, 2010	F - 4
Statements of Cash Flows for the
from September 16, 2009 (inception) to April 30, 2010	F - 5
Notes to Financial Statements	F - 7

ROBISON, HILL & CO.	Certified Public Accountants
A PROFESSIONAL CORPORATION
BRENT M. DAVIES, CPA
DAVID O. SEAL, CPA
W. DALE WESTENSKOW, CPA
BARRY D. LOVELESS, CPA
STEPHEN M. HALLEY, CPA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Tundra Gold Corp.
(An Exploration Stage Company)

We have audited the accompanying balance sheets of Tundra Gold Corp. (an exploration stage company) as of April 30, 2010 and the related statements of operations, and cash flows for the period since September 16, 2009 (inception) to April 30, 2010, and the statement of stockholder’s equity since September 16, 2009 (inception) to April 30, 2010.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tundra Gold Corp. (an exploration stage company) as of April 30, 2010 and the results of its operations and its cash flows for the period since September 16, 2009 (inception) to April 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred net losses of approximately $2,865 and has no source of revenues, which raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

_/s/ ROBISON, HILL & CO._____
Certified Public Accountants

Salt Lake City, Utah
August 25, 2010

TUNDRA GOLD CORP.
(An Exploration Stage Company)
BALANCE SHEET

April 30,
2010
ASSETS:
Current Assets:
Cash	$1,971
Prepaid expenses	1,860
Total Current Assets	3,831

Total Assets	$3,831

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT):
Current Liabilities:
Accounts Payable and Accrued Liabilities	$4,696

Total Current Liabilities	4,696

Stockholders’ Equity (Deficit):
Common Stock, Par Value $.0001
Authorized 100,000,000 shares,
Issued 23,500,000 shares at April 30, 2010	2,350
Paid-In Capital	34,650
Subscriptions receivable	(35,000)
Deficit Accumulated Since Inception of Exploration Stage	(2,865)

Total Stockholders’ Equity (Deficit)	(865)

Total Liabilities and Stockholders’ Equity (Deficit)	$3,831

The accompanying notes are an integral part of these financial statements.

TUNDRA GOLD CORP.
(An Exploration Stage Company)
STATEMENT OF OPERATIONS

Cumulative
Since
September 16, 2009
Inception of
Exploration
Stage to April 30, 2010
Revenues	$—
Cost of Revenues	—

Gross Margin	—

Expenses:
General and Administrative	2,865

Net Loss	$(2,865)

Basic and Diluted loss per
Share	$(0.00)

Weighted Average Shares
Outstanding	3,778,761

The accompanying notes are an integral part of these financial statements.

TUNDRA GOLD CORP.
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

					Deficit
					Accumulated
					During
	Common Stock		Paid-In	Subscriptions	Exploration
	Shares	Par Value	Capital	Receivable	Stage	Total
Balance at September 16, 2009
(inception)	—	$—	$—	$—	$—	$—

Common Stock Issued to Founder
at $0.001 per share, March 19, 2010	20,000,000	2,000	—	—	—	2,000

Common Stock Issued at $0.01
per share, April 16, 2010	3,500,000	350	34,650	(35,000)	—	—

Net Loss	—	—	—	—	(2,865)	(2,865)

Balance April 30, 2010	23,500,000	$2,350	$34,650	$(35,000)	$(2,865)	$(865)

The accompanying notes are an integral part of these financial statements.

TUNDRA GOLD CORP.
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS

Cumulative
Since
September 16, 2009
Inception of
Exploration
Stage to April 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(2,865)
Adjustments to Reconcile Net Loss to Net
Cash Used in Operating Activities:
Change in Operating Assets and Liabilities:
(Increase) Decrease in Prepaid Expenses	(1,860)
Increase (Decrease) in Accounts Payable and Accrued Liabilities	4,696

Net Cash Used in Operating Activities	(29)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net Cash Used in Investing Activities	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Sale of Common Stock	37,000
Subscriptions Receivable	(35,000)

Net Cash Provided by Financing Activities	2,000

Net (Decrease) Increase in
Cash and Cash Equivalents	1,971
Cash and Cash Equivalents
at Beginning of Period	—
Cash and Cash Equivalents
at End of Period	$1,971

TUNDRA GOLD CORP.
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS
(Continued)

Cumulative
Since
September 16, 2009
Inception of
Exploration
Stage to April 30, 2010
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	—
Income taxes	—

The accompanying notes are an integral part of these financial statements.

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Organization and Basis of Presentation

Tundra Gold Corp. (“the Company”) was incorporated under the name Titan Gold Corp. on September 16, 2009 under the laws of the State of Nevada.  On February 25, 2010 the Company amended its articles of incorporation to change its name to Tundra Gold Corp.  The accompanying financial statements have been prepared in U.S. dollars and in accordance with accounting principles generally accepted in the United States on a going concern basis.

Nature of Operations

The Company has no products or services as of April 30, 2010.  The Company was established to operate in the acquisition, exploration, and if warranted and feasible, development of natural resource properties.

NOTE 2 – ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  The Company has incurred a net loss of $2,865 for the period from September 16, 2010 (inception) to April 30, 2010, and has no sales.

The Company's ability to continue as a going concern is dependent on its ability to develop its natural resource properties and ultimately achieve profitable operations and to generate sufficient cash flow from financing and operations to meet its obligations as they become payable. The Company expects that it will need approximately $60,000 to fund its operations during the next twelve months which will include property lease payments, initial assessment of its property, costs associated with maintaining an office, and professional, legal and accounting expenses associated with our becoming a reporting issuer under the Securities Act of 1934.  The Company has raised a total of $99,000 (including $62,000 subsequent to April 30, 2010) since inception and a result, the Company currently has sufficient cash to fund its planned operations for the next twelve months.  However, in order to develop its property, the Company will need to obtain financing in the future.  Management plans to seek additional capital through private placements and public offerings of its common stock.  Although there are no assurances that management’s plans will be realized, management believes that the Company will be able to continue operations in the future.  Accordingly, no adjustment relating to the recoverability and classification of recorded asset amounts and the classification of liabilities has been made to the accompanying financial statements in anticipation of the Company not being able to continue as a going concern.

If the Company were unable to continue as a going concern, then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported expenses, and the balance sheet classifications used.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management’s Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the amounts reported in these financial statements and notes. Significant areas requiring the use of estimates relate to accrued liabilities.  Management believes the estimates utilized in preparing these financial statements are reasonable and prudent and are based on management’s best knowledge of current events and actions the Company may undertake in the future. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Foreign Currency

The Company’s functional currency is the U.S. dollar and to date has undertaken all of its transactions in U.S. dollars. Any transaction gains and losses that may occur will be included in the statement of operations as they occur.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with one financial institution in the form of a demand deposit.

Loss per Share

Net income (loss) per share is computed by dividing the net income by the weighted average number of shares outstanding during the period. As of April 30, 2010, the company had no outstanding common stock options or warrants

Comprehensive Income

The Company has adopted ASC 220, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company has disclosed this information on its Statement of Operations. Comprehensive income is comprised of net income (loss) and all changes to capital deficit except those resulting from investments by owners and distribution to owners.

Property Holding Costs

Holding costs to maintain a property on a care and maintenance basis are expensed in the period they are incurred. These costs include security and maintenance expenses, lease and claim fees payments, and environmental monitoring and reporting costs.

Exploration and Development Costs

Mineral property interests include optioned, leased, and acquired mineral development and exploration stage properties. The amount capitalized related to a mineral property interest represents its fair value at the time it was optioned or acquired, either as an individual asset or as a part of a business combination. The value of such assets is primarily driven by the nature and amount of mineralized material believed to be contained in such properties. Exploration costs are expensed as incurred and development costs are capitalized if proven and probable reserves exist and the property is a commercially minable property. Mine development costs incurred either to develop new ore deposits, expand the capacity of operating mines, or to develop mine areas substantially in advance of current production are capitalized. Costs incurred to maintain assets on a standby basis are charged to operations. Costs of abandoned projects are charged to operations upon abandonment. The Company evaluates, at least quarterly, the carrying value of capitalized mineral interests costs and related property, plant and equipment costs, if any, to determine if these costs are in excess of their net realizable value and if a permanent impairment needs to be recorded. The periodic evaluation of carrying value of capitalized costs and any related property, plant and equipment costs are based upon expected future cash flows and/or estimated salvage value.

Fair Value of Financial Instruments

The carrying value of the Company's financial instruments, including prepaid expenses, and accounts payable and accrued liabilities at April 30, 2010 approximates their fair values due to the short-term nature of these financial instruments.

New Accounting Pronouncements

ASC 805

In December 2007, the FASB issued ASC 805, “Business Combinations”. Among other things, ASC 805 establishes principles and requirements for how the acquirer in a business combination (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquired business; (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. ASC 805 was effective for fiscal years beginning on or after December 15, 2008. This standard will affect the Company’s accounting treatment for any future business combinations.

ASC 815-10

In March 2008, the FASB issued guidance, included in ASC 815-10 “Derivatives and Hedging,” which seeks to enhance disclosure about how and why a company uses derivatives; how derivative instruments are accounted for and how derivatives affect a company’s financial position, financial performance and cash flows. This Statement was effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The adoption of this statement did not have a material effect on the Company’s reported financial position or results of operations.

ASC 815-40

In June 2008, the FASB ratified guidance which is now part of ASC 815-40, “Contracts in Entity’s Own Equity”. The objective of this issue is to provide guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock. This issue applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative instrument or an instrument which may be potentially settled in an entity’s own stock regardless of whether the instrument possess derivative characteristics. This issue provides a two-step approach to assist in making these determinations and is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of this statement did not have a material effect on the Company’s reported financial position or results of operations.

ASC 820

In April 2009, the FASB issued additional disclosure requirements related to fair values, which are included in ASC 820, “Interim Disclosures about Fair Value of Financial Instruments.” The provisions require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. The required disclosures were effective for interim reporting periods ending after June 15, 2009. The adoption of the provisions did not have a material impact on the Company’s statements of financial position, results of operations and cash flows.

ASC 855

In May 2009, the FASB issued FASB ASC 855, “Subsequent Events”. FASB ASC 855 incorporates accounting and disclosure requirements related to subsequent events into U.S. GAAP. The requirements of FASB ASC 855 for subsequent-events accounting and disclosure are not significantly different from those in existing accounting standards, which the Company has historically followed for financial reporting purposes. As a result, the adoption of this guidance did not have any material impact on the financial statements. The Company has evaluated subsequent events through the filing date of these financial statements.

ASC 105

In July 2009, the FASB issued new guidance relating to the FASB Accounting Standards Codification at FASB ASC 105, as the single source of authoritative nongovernmental U.S. generally accepted accounting principles (GAAP). The codification is effective for interim periods ending after September 15, 2009. All existing accounting standards were superseded as described in ASC 105. All other accounting literature not included in the Codification is non-authoritative. The adoption of ASC 105 did not impact the Company’s results of operations, financial position or cash flows.

ASU 2009-05

In August 2009, the FASB issued ASU No. 2009-05, “Measuring Liabilities at Fair Value,” or ASU 2009-05, which amends ASC 820 to provide clarification of a circumstances in which a quoted price in an active market for an identical liability is not available. A reporting entity is required to measure fair value using one or more of the following methods: 1) a valuation technique that uses a) the quoted price of the identical liability when traded as an asset or b) quoted prices for similar liabilities (or similar liabilities when traded as assets) and/or 2) a valuation technique that is consistent with the principles of ASC 820. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to adjust to include inputs relating to the existence of transfer restrictions on that liability. The adoption of this ASU did not have an impact on the Company’s financial statements.

ASU No. 2009-06

In September 2009, FASB issued ASU No. 2009-06, “Income Taxes (Topic 740) – Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities.  This update is to address the need for additional implementation guidance on accounting for uncertainty in income taxes.  The implementation guidance will apply to financial statements on nongovernmental entities that are presented in conformity with U.S. GAAP.  The effective date is for entities that are currently applying the standards for accounting for uncertain income tax positions, the guidance and disclosure amendments are effective for financial statements issued for interim and annual periods ending after September 15, 2009.  For those entities that have deferred the application of accounting for uncertainty in income taxes in accordance with paragraph 740-10-65-1(e), the guidance and disclosure amendments are effective upon adoption of those standards.  The adoption of this standard did not have a material effect on the Company’s financial statements.

ASU No. 2009-9

In September 2009, FASB issued ASU No. 2009-09, “Accounting for Investments – Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees.  This update is an amendment to ASC 323-10-S99 and 505-50-S99.  The amendment to ASC 323-10-S99 provides guidance on the accounting by an investor for stock-based compensation based on the investor’s stock granted to employees of an equity method investee.  Investors that are SEC registrants should classify any income or expense resulting from application of this guidance in the same income statement caption as the equity in earnings (or losses) of the investee. The amendment to ASC 505-50-S99 clarifies the accounting by the grantee or grantor in transactions involving equity instruments granted to other than employees if the accounting does not reflect the same commitment date or similar values.  The adoption of this standard did not have a material effect on the Company’s financial statements.

ASU No. 2010-01

In January 2010, the FASB issued ASU No. 2010-01 “Accounting for Distributions to Shareholders with Components of Stock and Cash” with Equity (Topic 505).  The objective of this update is to address diversity in practice related to the accounting for a distribution to shareholders that offers them the ability to elect to receive their entire distribution in cash or shares of equivalent value with a potential limitation on the total amount of cash that shareholders can elect to receive in aggregate.  Historically, some entities have accounted for the stock portion of the distribution as a new share issuance that is reflected in earning per share (“EPS”) prospectively.  Other entities have accounted for the stock portion of the distribution as a stock dividend by retroactively restating shares outstanding and EPS for all periods presented.  The amendments in this update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or shares with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance, rather than a stock dividend, thus eliminating the diversity in practice.  The amendments in this Update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis.  The adoption of ASU 2010-01 did not have a material impact on the Company’s financial statements.

ASU No. 2010-06

In January 2010, the FASB issued ASU, on codification, Fair value Measurements and Disclosures (Topic 820-10) improving disclosures about fair value measurements.  This update provides amendments to Topic 820 that will provide more robust disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Level 1, 2, and 3.  The standard adds new disclosure and clarifies existing disclosure requirements.  The new standard requires disclosures of the fair value of financial instruments for interim reporting periods of publicly traded companies in addition to the annual disclosure required at year-end.  The provisions of the new standard are effective for the interim periods ending after June 15, 2009.  The adoption of ASU 2010-06 has been reflected in Company’s financial statements.

APB 14-1 (ASC 470)

In May 2008, FASB issued FASB Staff Position ("FSP") APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1").  FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, "Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants."  Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods.  FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  The adoption of APB 14-1 did not have a material impact on the Company’s financial statements.

ASC No. 2010-03

In January 2010, FASB issued an Accounting Standard Update, ASC No. 2010-03, on Oil and Gas.  The objective of the amendments included in this update is to align the oil and gas reserve estimation and disclosure requirements of Extractive Activities—Oil and Gas (Topic 932) with the requirements in the Securities and Exchange Commission's final rule, Modernization of the Oil and Gas Reporting Requirements (the Final Rule). The Final Rule was issued on December 31, 2008.  The amendments to Topic 932 affect entities that engage in oil- and gas producing activities, including entities that extract saleable hydrocarbons, in the solid, liquid, or gaseous state, from oil sands, shale, coal-beds, or other nonrenewable natural resources that are intended to be upgraded into synthetic oil or gas, and activities undertaken with a view to such extraction. The amendments to Topic 932 are effective for annual reporting periods ending on or after December 31, 2009. An entity should apply the adoption of the amendments as a change in accounting principle inseparable from a change in estimate. The amendments to Topic 932 specify the required disclosures for the effect of adoption.  Early application is not permitted. An entity that became subject to the disclosure requirements of Topic 932 due to the change to the definition of significant oil- and gas-producing activities is permitted to apply the disclosure provisions of Topic 932 in annual periods beginning after December 31, 2009. The new SEC and FASB authoritative guidance became effective for the Company’s 2009 Form 20 F and has been prospectively adopted as of December 31, 2009. The new authoritative guidance did not have a material impact on the Company’s financial statements.

NOTE 4 – MINERAL PROPERTY INTERESTS

Marietta Property

Subsequent to year end, on May 18, 2010, the Company executed a property lease agreement with MinQuest, Inc. (“MinQuest”) whereby the Company leased certain unpatented mineral claims from MinQuest collectively referred to as the Marietta Property (the “Marietta”).   The Marietta Property is located in Mineral County, Nevada and currently consists of five unpatented claims.  The lease agreement is for a period of 20 years with annual lease payments of $5,000 due on May 15 of each year.  There are no minimum annual exploration expenditures required under the agreement.  However, any exploration programs undertaken by the Company during the lease period shall carryforward and be credited against any future property option agreement should such a property option agreement be executed between the Company and MinQuest.  Upon execution of the Marietta Agreement, the Company paid MinQuest $5,000 as well as reimbursed MinQuest $756 relating to property holding costs.

Under the agreement with MinQuest, all of our payment obligations are non-refundable.  If we do not make any payments under the agreement we will lose any payments made and all our rights to the property.  MinQuest has retained a 3% royalty of the aggregate proceeds received by the Company from any smelter or other purchaser of any ores, concentrates, metals or other material of commercial value produced from the property, minus the cost of transportation of the ores, concentrates or metals, including related insurance, and smelting and refining charges, including penalties.  All of the annual lease payments under the agreement shall be treated as advance royalty payments and will be an offset to the production royalty due until the total amount paid to MinQuest has been recouped

The Company may use MinQuest for its mineral exploration expertise on the property. Furthermore, both the Company and MinQuest have the right to assign, sell, mortgage or pledge their rights in the agreement or on the property.

The agreement will terminate if the Company fails to comply with any of its obligations under either agreement and fails to cure such alleged breach. If the Company gives notice that it denies a default has occurred, the matter shall be determined finally through such means of dispute resolution as such matter has been subjected to by either party.  The agreement can be terminated by the Company by providing MinQuest with 60 days written notice.

NOTE 5 - INCOME TAXES

Deferred tax assets of the Company are as follows:

2010
Non-capital losses carried forward	1,000
Less: valuation allowance	(1,000)
Deferred tax asset recognized	-

A valuation allowance has been recorded to reduce the net benefit recorded in the financial statements related to these deferred tax assets. The valuation allowance is deemed necessary as a result of the uncertainty associated with the ultimate realization of these deferred tax assets.

The provision for income tax differs from the amount computed by applying statutory federal income tax rate of 34% to the net loss for the year.  The sources and effects of the tax differences are as follows:

2010
Computed expected tax benefit	1,000
Change in valuation allowance	(1,000)
Income tax provision	-

As of April 30, 2010, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $2,900 which expire in 2030.

NOTE 6 - COMMON STOCK TRANSACTIONS

On March 19, 2010 the Company issued 20,000,000 shares of common stock to the founder of the Company at $0.0001 per share for total proceeds of $2,000.

On April 26, 2010 the Company sold 3,500,000 shares of common stock to private investors at $.01 per share for gross proceeds of $35,000.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

On April 1, 2010 the Company entered into a one year lease for its shared office at a rate of $169 per month.

NOTE 8 – SUBSEQUENT EVENT

On May 28, 2010, the Company completed a private placement of 1,240,000 common shares at $0.05 per share for a total offering price of $62,000.

TUNDRA GOLD CORP.
(An Exploration Stage Company)
BALANCE SHEET

	(Unaudited)
	July 31,	April 30,
	2010	2010
ASSETS:
Current Assets:
Cash	$86,713	$1,971
Prepaid expenses	1,809	1,860
Total Current Assets	88,522	3,831

Total Assets	$88,522	$3,831

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT):
Current Liabilities:
Accounts Payable and Accrued Liabilities	$14,176	$4,696

Total Current Liabilities	14,176	4,696

Stockholders’ Equity (Deficit):
Common Stock, Par Value $.0001
Authorized 100,000,000 shares,
Issued 24,740,000 at July 31, 2010
(April 30, 2010 - 23,500,000)	2,474	2,350
Paid-In Capital	96,526	34,650
Subscriptions receivable	-	(35,000)
Deficit Accumulated Since Inception of Exploration Stage	(24,654)	(2,865)

Total Stockholders’ Equity (Deficit)	74,346	(865)

Total Liabilities and Stockholders’ Equity (Deficit)	$88,522	$3,831

The accompanying notes are an integral part of these financial statements.

TUNDRA GOLD CORP.
(An Exploration Stage Company)
STATEMENT OF OPERATIONS

		Cumulative
		Since
		September 16, 2009
	For the	(Inception of
	Three Months	Exploration Stage)
	Ended	to
	July 31, 2010	July 31, 2010
Revenues	$—	$—
Cost of Revenues	—	—

Gross Margin	—	—

Expenses:
General and Administrative	16,033	18,898
Mineral Property Exploration Expenditures	756	756

Net Loss from Operations	(16,789)	(19,654)

Write-down of Mineral Property Acquisition Costs	(5,000)	(5,000)

Net Loss	$(21,789)	$(24,654)

Basic and Diluted loss per
Share	$(0.00)

Weighted Average Shares
Outstanding	24,362,609

The accompanying notes are an integral part of these financial statements.

TUNDRA GOLD CORP.
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS

		Cumulative
		Since
		September 16, 2009
	For the	(Inception of
	Three Months	Exploration Stage)
	Ended	to
	July 31, 2010	July 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(21,789)	$(24,654)
Adjustments to Reconcile Net Loss to Net
Cash Used in Operating Activities:
Write-down of Mineral Property Acquisition Cost	5,000	5,000
Change in Operating Assets and Liabilities:
(Increase) Decrease in Prepaid Expenses	51	(1,809)
Increase (Decrease) in Accounts Payable and Accrued Liabilities	9,480	14,176
Net Cash Used in Operating Activities	(7,258)	(7,287)

CASH FLOWS FROM INVESTING ACTIVITIES:
Mineral Property Acquisition Costs	(5,000)	(5,000)
Net Cash Used in Investing Activities	(5,000)	(5,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Sale of Common Stock	62,000	99,000
Collection of Subscriptions Receivable	35,000	—
Net Cash Provided by Financing Activities	97,000	99,000

Net (Decrease) Increase in
Cash and Cash Equivalents	84,742	86,713
Cash and Cash Equivalents
at Beginning of Period	1,971	—
Cash and Cash Equivalents
at End of Period	$86,713	$86,713

TUNDRA GOLD CORP.
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS
(Continued)

Cumulative
Since
September 16, 2009
	For the	(Inception of
	Three Months	Exploration Stage)
	Ended	To
	July 31, 2010	July 31, 2010
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	—	—
Income taxes	—	—

The accompanying notes are an integral part of these financial statements.

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Organization and Basis of Presentation

Tundra Gold Corp. (“the Company”) was incorporated under the name Titan Gold Corp. on September 16, 2009 under the laws of the State of Nevada.  On February 25, 2010 the Company amended its articles of incorporation to change its name to Tundra Gold Corp.  The accompanying financial statements have been prepared in U.S. dollars and in accordance with accounting principles generally accepted in the United States on a going concern basis.

Nature of Operations

The Company has no products or services as of July 31, 2010.  The Company was established to operate in the acquisition, exploration, and if warranted and feasible, development of natural resource properties.

Interim Reporting

The unaudited financial information furnished herein reflects all adjustments, which in the opinion of management are necessary to fairly state the financial position of Tundra Gold Corp. and the results of its operations for the periods presented.  These financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the period ended April 30, 2010 included elsewhere in this Form S-1.  The Company assumes that the users of the interim financial information herein have read or have access to the audited financial statements for the preceding period and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context.  Accordingly, footnote disclosure, which would substantially duplicate the disclosure contained in the Company’s audited financial statements for the period ended April 30, 2010 has been omitted.  The results of operations for the three-month period ended July 31, 2010 is not necessary indicative of results for the entire year ending April 30, 2011.

NOTE 2 – ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  The Company has incurred a net loss of $24,654 for the period from September 16, 2010 (inception) to July 31, 2010, and has no sales.

The Company's ability to continue as a going concern is dependent on its ability to develop its natural resource properties and ultimately achieve profitable operations and to generate sufficient cash flow from financing and operations to meet its obligations as they become payable. The Company expects that it will need approximately $60,000 to fund its operations during the next twelve months which will include property lease payments, initial assessment of its property, costs associated with maintaining an office, and professional, legal and accounting expenses associated with our becoming a reporting issuer under the Securities Act of 1934.  The Company has raised a total of $99,000 since inception and as a result, the Company currently has sufficient cash to fund its planned operations for the next twelve months.  However, in order to develop its property, the Company will need to obtain financing in the future.  Management plans to seek additional capital through private placements and public offerings of its common stock.  Although there are no assurances that management’s plans will be realized, management believes that the Company will be able to continue operations in the future.  Accordingly, no adjustment relating to the recoverability and classification of recorded asset amounts and the classification of liabilities has been made to the accompanying financial statements in anticipation of the Company not being able to continue as a going concern.

If the Company were unable to continue as a going concern, then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported expenses, and the balance sheet classifications used.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management’s Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the amounts reported in these financial statements and notes. Significant areas requiring the use of estimates relate to accrued liabilities.  Management believes the estimates utilized in preparing these financial statements are reasonable and prudent and are based on management’s best knowledge of current events and actions the Company may undertake in the future. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Foreign Currency

The Company’s functional currency is the U.S. dollar and to date has undertaken all of its transactions in U.S. dollars. Any transaction gains and losses that may occur will be included in the statement of operations as they occur.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with one financial institution in the form of a demand deposit.

Loss per Share

Net income (loss) per share is computed by dividing the net income by the weighted average number of shares outstanding during the period. As of July 31, 2010, the company had no outstanding common stock options or warrants

Comprehensive Income

The Company has adopted ASC 220, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company has disclosed this information on its Statement of Operations. Comprehensive income is comprised of net income (loss) and all changes to capital deficit except those resulting from investments by owners and distribution to owners.

Property Holding Costs

Holding costs to maintain a property on a care and maintenance basis are expensed in the period they are incurred. These costs include security and maintenance expenses, lease and claim fees payments, and environmental monitoring and reporting costs.

Exploration and Development Costs

Mineral property interests include optioned, leased, and acquired mineral development and exploration stage properties. The amount capitalized related to a mineral property interest represents its fair value at the time it was optioned or acquired, either as an individual asset or as a part of a business combination. The value of such assets is primarily driven by the nature and amount of mineralized material believed to be contained in such properties. Exploration costs are expensed as incurred and development costs are capitalized if proven and probable reserves exist and the property is a commercially minable property. Mine development costs incurred either to develop new ore deposits, expand the capacity of operating mines, or to develop mine areas substantially in advance of current production are capitalized. Costs incurred to maintain assets on a standby basis are charged to operations. Costs of abandoned projects are charged to operations upon abandonment. The Company evaluates, at least quarterly, the carrying value of capitalized mineral interests costs and related property, plant and equipment costs, if any, to determine if these costs are in excess of their net realizable value and if a permanent impairment needs to be recorded. The periodic evaluation of carrying value of capitalized costs and any related property, plant and equipment costs are based upon expected future cash flows and/or estimated salvage value.

Fair Value of Financial Instruments

The carrying value of the Company's financial instruments, including prepaid expenses, and accounts payable and accrued liabilities at July 31, 2010 approximates their fair values due to the short-term nature of these financial instruments.

NOTE 4 – MINERAL PROPERTY INTERESTS

Marietta Property

On May 18, 2010, the Company executed a property lease agreement with MinQuest, Inc. (“MinQuest”) whereby the Company leased certain unpatented mineral claims from MinQuest collectively referred to as the Marietta Property (the “Marietta”).   The Marietta Property is located in Mineral County, Nevada and currently consists of five unpatented claims.  The lease agreement is for a period of 20 years with annual lease payments of $5,000 due on May 15 of each year.  There are no minimum annual exploration expenditures required under the agreement.  However, any exploration programs undertaken by the Company during the lease period shall carryforward and be credited against any future property option agreement should such a property option agreement be executed between the Company and MinQuest.  Upon execution of the Marietta Agreement, the Company paid MinQuest $5,000 as well as reimbursed MinQuest $756 relating to property holding costs.  As a result of the Marietta property not containing any known resource, the Company has written down its initial $5,000 property option payment in the statement of operations and comprehensive loss at July 31, 2010.

Under the agreement with MinQuest, all of our payment obligations are non-refundable.  If we do not make any payments under the agreement we will lose any payments made and all our rights to the property.  MinQuest has retained a 3% royalty of the aggregate proceeds received by the Company from any smelter or other purchaser of any ores, concentrates, metals or other material of commercial value produced from the property, minus the cost of transportation of the ores, concentrates or metals, including related insurance, and smelting and refining charges, including penalties.  All of the annual lease payments under the agreement shall be treated as advance royalty payments and will be an offset to the production royalty due until the total amount paid to MinQuest has been recouped

The Company may use MinQuest for its mineral exploration expertise on the property. Furthermore, both the Company and MinQuest have the right to assign, sell, mortgage or pledge their rights in the agreement or on the property.

The agreement will terminate if the Company fails to comply with any of its obligations under either agreement and fails to cure such alleged breach. If the Company gives notice that it denies a default has occurred, the matter shall be determined finally through such means of dispute resolution as such matter has been subjected to by either party.  The agreement can be terminated by the Company by providing MinQuest with 60 days written notice.

NOTE 5 - COMMON STOCK TRANSACTIONS

On May 28, 2010, the Company completed a private placement of 1,240,000 common shares at $0.05 per share for a total offering price of $62,000.

NOTE 6 – RELATED PARTY TRANSACTIONS

During the three months ended July 31, 2010 the Company paid $1,500 in directors’ fees to one of our directors.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange Commission registration fee	$33.80
Legal fees and miscellaneous expenses (*)	$10,000.00
Accounting fees and expenses (*)	$1,500.00
Total (*)	$11,533.80

(*) Estimated Expenses.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Our Articles of Incorporation do not specifically limit our directors' immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Nevada law; provided, however, that we may modify the extent of such indemnification by  individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in  connection  with any  proceeding, or part thereof, initiated by such person unless such indemnification:  (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy, and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On March 19, 2010 the Company issued 20,000,000 shares of common stock to the Gurpartap Singh Basrai, the founder, sole executive officer and a director of the Company at $0.0001 per share for total proceeds of $2,000. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

In April and May 2010, we issued an aggregate 4,740,000 of shares of our common stock to 32 investors in a fully subscribed private placement made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D and Regulation S respectively.  The consideration paid for such shares was $0.01 per share as to the 3,500,000 common shares issued in April 2010 and $0.05 per share as to the 1,240,000 common shares issued in May 2010, amounting in the aggregate proceeds of $97,000.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1 *	Articles of Incorporation
3.2 *	Amendment to Articles of Incorporation – Name Change
3.3 *	Amendment to Articles of Incorporation – Par Value
3.4 *	By-Laws
4.1 *	Form of Stock Certificate
5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered (filed herewith)
10.1 *	Form of Regulation D Subscription Agreement
10.2 *	Form of Regulation S Subscription Agreement
10.3 *	Minerals Lease and Agreement dated May 18, 2010 by and between MinQuest, Inc. and the Company.
10.4 *	Service Agreement dated May 15, 2010 by and between William P. Eastwood and the Company
23.1	Consent of Robison, Hill & Co. (filed herewith)
23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1) (filed herewith)
24.1	Power of Attorney (included on signature page) (filed herewith)

* Incorporated by reference to the corresponding exhibit filed with our Registration Statement on Form S-1 (No. 333-169066) filed on August 26, 2010.

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on October 22, 2010.

TUNDRA GOLD CORP.

By: /s/ Gurpartap Singh Basrai Name: Gurpartap Singh Basrai Title: President (principal executive officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gurpartap Singh Basrai, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:
October 22 , 2010	/s/ Gurpartap Singh Basrai	Gurpartap Singh Basrai	CEO, President and Director (Principal Executive, Financial and AccountingOfficer)
October 22 , 2010	/s/ William P. Eastwood	William P. Eastwood	Director